UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant 

Check the appropriate box:
 Preliminary Proxy Statement
 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X Definitive Proxy Statement
 Definitive Additional Materials
 Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

NFINANSE INC.
(Name of Registrant as Specified in Its Charter)

_____________________________
(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)
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_____________________________________________________

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
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE ANNUAL MEETING OF STOCKHOLDERS OF NFINANSE INC. (the “Company”) will be held on Thursday, June 17, 2010, at 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619 at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof (the “Annual Meeting”), for the following purposes:

1.	Election of five directors to the Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One);
2.
Approval of the amendments to the 2007 Omnibus Equity Compensation Plan to increase by 9,790,150 shares the number of shares of Common Stock authorized for issuance and transfer under the 2007 Omnibus Equity Compensation Plan and to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the 2007 Omnibus Equity Compensation Plan to any individual during 2010 to 5,003,729 shares (Proposal Two);

3.
Approval of an amendment to the 2007 Omnibus Equity Compensation Plan to allow a one-time repricing of 2,003,615 incentive stock options previously granted by the Company to its officers (Proposal Three);

4.	Ratification of the appointment of Baumann, Raymondo & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011 (Proposal Four);
5.
Approval of an amendment to the Company’s Articles of Incorporation to effect a reverse stock split, pursuant to which any whole number of outstanding shares of Common Stock of between and including 10 and 20, would be combined into one share of such stock, and to authorize the Company’s Board of Directors to select and file one such amendment which would effect the reverse stock split within such range (Proposal Five); and

6.	Transaction of such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on April 20, 2010 are entitled to notice of and to vote at the Annual Meeting.

*****

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.

We have decided to mail paper copies of Proxy Materials to our stockholders of record and to furnish Proxy Materials to our beneficial owners via the Internet. We believe this approach will expedite delivery to both stockholders of record and to beneficial owners and lower the costs of our Annual Meeting.  Accordingly, we have mailed to our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached Proxy Statement also contain instructions on how beneficial owners can receive a paper copy of the proxy materials.

The Notice of Internet Availability of Proxy Materials was mailed to beneficial owners beginning on or about May 3, 2010.  Paper copies of the Proxy Materials were mailed to stockholders of record beginning on or about May 3, 2010.

Thank you for your support.

By order of the Board of Directors,

/s/ Raymond P. Springer
April 30, 2010	Raymond P. Springer
Secretary

nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2010

INTRODUCTION

PROXY SOLICITATION AND GENERAL INFORMATION

This Proxy Statement and the Proxy form are being furnished to holders of Series A Convertible Preferred Stock, par value $0.001 per share, or Series A Preferred Stock, to holders of Series B Convertible Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, to holders of Series C Convertible Preferred Stock, par value $0.001 per share, or Series C Preferred Stock, to holders of Series D Convertible Preferred Stock, par value $0.001 per share, or Series D Preferred Stock (collectively, the “Preferred Stock”), and to the holders of common stock, par value $0.001 per share (which shares are referred to in this Proxy Statement, collectively with the shares of the Preferred Stock  on an as-converted basis, as Common Stock), of nFinanSe Inc., a Nevada corporation (which is sometimes referred to in this Proxy Statement as the Company, we, or us), in connection with the solicitation of proxies by the Board of Directors of the Company (which is sometimes referred to in this Proxy Statement as the Board or our Board), for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on June 17, 2010, at 10:00 a.m., Eastern Daylight Time, at our principal executive offices, 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619, and any adjournments or postponements thereof. Holders of the Preferred Stock are entitled to vote their shares of Preferred Stock on an as-converted basis along with the holders of our Common Stock.

The Board has fixed the close of business on April 20, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting and may vote in person or by proxy.

The Board knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the Proxy form or their substitutes will vote such shares in accordance with their best judgment on such matters.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder). The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the internet. Voting over the internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

Only stockholders as of the close of business on April 20, 2010, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 43,338,085 shares, consisting of 22,093,675 shares of Preferred Stock (3,421,989 shares of Series A Preferred Stock, 111,091 shares of Series B Preferred Stock,  1,057,629 shares of Series C Preferred Stock, all as converted into Common Stock on a one-for-one basis, and  1,750,297 shares of Series D Preferred Stock convertible into Common Stock on a one-for-ten basis or 17,502,966 shares of Common Stock) and 21,244,410 shares of our Common Stock, outstanding and entitled to vote, with each share entitled to one vote. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the beneficial ownership of our securities by our directors, executive officers and stockholders known to us to own 5% or more of Common Stock.

REQUIRED VOTES

Each share of Common Stock entitles the holder to one vote on each matter presented for stockholder action.

Under applicable Nevada law, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the approval of the election of directors. In other words, the five persons nominated for director and receiving the most votes will be elected.  Please note that the New York Stock Exchange rules that guide how brokers vote your stock have changed.  The election of directors is no longer considered a “routine” matter under these rules.  Consequently, your brokerage firm or other nominee may no longer vote your shares with respect to Proposal 1 and the election of directors without specific instructions from you as to how to vote with respect to the election of each of the five nominees for director.  As such, abstentions and broker non-votes have no effect on the election of directors.

Under applicable Nevada law, the approval of the amendments to our 2007 Omnibus Equity Compensation Plan (Proposal Two), the approval of an amendment to the 2007 Equity Compensation Plan to allow a one-time repricing of 2,003,615 incentive stock options previously granted by the Company to its officers (Proposal Three) and the ratification of the Company’s appointment of its independent registered public accounting firm (Proposal Four) will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast in opposition.

In determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. In addition, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

Under applicable Nevada law, the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company’s Articles of Incorporation to effect a reverse stock split of all outstanding shares of Common Stock at an exchange ratio of between and including one-for-ten and one-for-twenty, to decrease the number of issued and outstanding shares of the Company’s Common Stock (Proposal Five).

Since the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock is required for the approval of Proposal Five, abstentions and broker non-votes will have the same effect as a negative vote on the outcome of the voting for Proposal Five.

VOTING OF PROXIES

If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or internet as described on the proxy card. If you submit your proxy via the internet, you may incur costs such as cable, telephone and internet access charges. Submitting your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations. The Board does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting. So far as is known to the Board, no other matters are to be brought before the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

REVOCABILITY OF PROXIES

You may revoke a proxy at any time before it is voted by filing with our Secretary a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

SOLICITATION OF PROXIES AND EXPENSES

We will bear the entire cost of the solicitation of proxies. We may engage the services of a proxy solicitation firm in the event we deem it necessary to obtain assistance in the distribution of and solicitation of proxies. Upon stockholder request, we will furnish hard copies of the solicitation materials to custodians holding in their names shares of Common Stock beneficially owned by others to forward to such requesting beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees and employees or agents of any proxy soliciting firm that we hire may supplement, by telephone, facsimile and letter or personal solicitation, the original solicitation of proxies by mail. We will not pay any additional compensation to directors, officers or other regular employees for such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 5, 2010 the number of shares and percentage of Common Stock owned by each of our named executive officers, each of our directors, our executive officers and directors as a group and each person known to us to beneficially own five percent or more of our Common Stock. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the conversion of Preferred Stock or the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 5, 2010 are considered outstanding . Unless otherwise indicated, the address of each person named in the table below is c/o nFinanSe Inc., 3923 Coconut Palm Drive, Suite 107, Tampa, Florida 33619.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage (2)
Officers and Directors
Jerry R. Welch (3)	983,771	4.4%
Chief Executive Officer and Chairman of the Board

Raymond P. Springer (4)	463,698	2.1%
Chief Financial Officer

Daniel W. Davis (5)	149,104	* %
Chief Technology Officer

Joseph D. Hudgins (6)	42,500	* %
Director

Donald A. Harris (7)	2,115,106	9.9%
Director

Ernest W. Swift (8)	25,000	* %
Director

Bruce E. Terker (9)	11,394,445	51.8%
Director

All current directors and executive officers as a group (seven persons) (10)	15,173,624	63.9%

5% Securityholders
Peter C. Morse (11) 392 South Beach Road Hobe Sound, FL 33455	1,666,670	7.3%

London Family Trust (12)	1,983,605	8.8%
212 Aurora Dr.
Montecito, CA 93108

Robert Berlacher (13)	2,265,641	9.9%
676 Church Road
Villanova, PA 19085

Northwood Capital Partners, LP (14)	2,285,305	9.9%
676 Church Road
Villanova, PA 19085

Porter Partners, LP (15)	2,278,664	9.9%
300 Drakes Landing Road, Suite 175
Greenbrae, CA 94904

Trellus Partners, LP (16)	2,279,092	9.9%
350 Madison Avenue 9th Floor
New York, NY 10017

Ballyshannon Partners, LP (17)	8,491,530	40.0%
1150 First Avenue, Suite 600 King of Prussia, PA 19086

Ballyshannon Family Partners, LP(18) 1150 First Avenue, Suite 600 King of Prussia, PA 19086	1,775,511	8.4%

Wistar Morris (19) 234 Broughton Lane Villanova, PA 19085	1,333,340	5.7%

* Less than 1%.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, or direct the voting of, such security or investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of April 5, 2010.

(2)
Percentage is based on shares of Common Stock outstanding as of April 5, 2010.  Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible into shares of Common Stock on a one-for-one basis; shares of Series D Preferred Stock are convertible into shares of Common Stock on a one-for-ten basis (one preferred share converts to ten common shares) and warrants are exercisable into shares of Common Stock on a one-for-one basis; however, each holder of Preferred Stock is blocked from converting such shares for Common Stock to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes, the number of shares of Common Stock then beneficially owned by such holder does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.  Other than 62,500 warrants held by  Argosy Capital Group II, LP and 676,393 warrants held by Odyssey Capital Group, LP, both affiliates of Mr. Terker who is a member of our Board, all warrants issued in connection with the aforementioned preferred stock issuances contain the same effective blocking language.  Additionally, warrants outstanding as of April 5, 2010 that were issued in connection with the Series D Preferred Stock are not exercisable until the one year anniversary of issuance. As such, the 43,338,085 shares of Common Stock outstanding as of April 5, 2010 and eligible to vote includes 3,421,989 shares of the 7,500,484 outstanding shares of Series A Preferred Stock; 111,091 shares of the 1,000,000 outstanding shares of Series B Preferred Stock; 1,057,629 shares of the 4,037,500 outstanding shares of Series C Preferred Stock; and 17,502,966 shares (as converted on a one-for-ten basis) of the 4,331,838 outstanding shares of Series D Preferred Stock (unconverted) that were convertible within 60 days of April 5, 2010, assuming they were the only holder converting shares on that date.

(3)
Includes 958,771 shares of Common Stock underlying options that are exercisable within 60 days of April 5, 2010 and 25,000 shares of Common Stock held by Mr. Welch. Excludes 37,500 shares of Common Stock underlying options that are not exercisable within 60 days of April 5, 2010. Excludes 5,003,729 shares of Common Stock underlying options that were granted subject to stockholder approval of Proposal 2.

(4)
Includes 453,698 shares of Common Stock underlying options that are exercisable within 60 days of April 5, 2010 and 10,000 shares of Common Stock held by Mr. Springer. Excludes 19,146 shares of Common Stock underlying options that are not exercisable within 60 days of April 5, 2010. Excludes 927,156 shares of Common Stock underlying options that were granted subject to stockholder approval of Proposal 2.

(5)
Includes 149,104 shares of Common Stock underlying options that are exercisable within 60 days of April 5, 2010.  Excludes 16,646 shares of Common Stock underlying options that are not exercisable within 60 days of April 5, 2010. Excludes 834,250 shares of Common Stock underlying options that were granted subject to stockholder approval of Proposal 2.

(6)	Composed of 42,500 shares of Common Stock underlying options that are exercisable within 60 days of April 5, 2010.

(7)
Includes 1,946,752 shares of Common Stock and 11,557 shares of Series D Preferred Stock (convertible into 115,571 shares of Common Stock) held by Five Star Partnership, LP and 48,060 shares of Common Stock and 472 shares of Series D Preferred Stock (convertible into 4,723 shares of Common Stock) held by Mr. Harris personally. Excludes 106,034 shares of Series D Preferred Stock (convertible into 1,060,349 shares of Common Stock) held by Five Star Partnership, LP and 4,333 shares of Series D Preferred Stock (convertible into 43,337 shares of Common Stock) held by Mr. Harris personally.  Excludes 10,000 stock options Mr. Harris received as a member of the Company’s Board of Directors.

(8)	Composed of 25,000 shares of Common Stock underlying options that are exercisable within 60 days of April 5, 2010.

(9)	Beneficial Ownership Includes:

	Common	Series A	Series B	Series C	Series D	Warrants exercisable within 60 days of April 5, 2010	Total
Ballyshannon Partners, LP	8,491,530	-	-	-	-	-	8,491,530
Argosy Capital Group II, LP	30,368	-	-	-	-	62,500	92,868
Ballyshannon Family Partnership, LP	1,775,511	-	-	-	-	-	1,775,511
Odyssey Capital Group, LP	-	-	-	-	-	676,393	676,393
Cynthia Terker	124,497					-	124,497
Geewax, Terker and Co. Profit Sharing Plan and Trust FBO Bruce E Terker	143,021	-	-	-	-		143,021
Bruce E. Terker-director options	-	-	-	-		25,000	25,000
Insignia Partners LP	65,625	-	-	-		-	65,625
Total:	10,630,552	-	-	-	-	763,893	11,394,445

Beneficial Ownership Excludes (See the blocking provisions in footnote 2):

	Common	Series A	Series B	Series C	Series D	Warrants not exercisable within 60 days of April 5, 2010	Total
Ballyshannon Partners, LP	-	1,576,308	150,000	225,000	6,071,770	-	8,023,078
Argosy Capital Group II, LP	-	606,721	-	125,000	-	-	731,721
Ballyshannon Family Partnership, LP	-	457,743	16,667	225,000	1,023,630	-	1,723,040
Odyssey Capital Group, LP	-	-	-	-	343,060	-	343,060
Cynthia Terker	-		-	50,000	113,330	-	163,330
Geewax, Terker and Co. Profit Sharing Plan and Trust FBO Bruce E Terker	-	-	-	250,000	-	-	250,000
Total:	-	2,640,772	166,667	875,000	7,551,790	-	11,234,229

Mr. Terker has sole voting and dispositive power over the securities held by Ballyshannon Partners, LP, Ballyshannon Family Partnership, LP, Odyssey Capital Group, LP, Insignia Partners LP and Argosy Capital Group II, LP. Mr. Terker disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein. Excluded Preferred Stock is due to the provision discussed in footnote 2.

(10)
Includes 1,654,073 shares of Common Stock underlying options that are exercisable within 60 days of April 5, 2010, 763,893 warrants to purchase Common Stock (all beneficially held by Mr. Terker) and 12,029 shares of Series D Preferred Stock, which are immediately convertible into 120,294 shares of Common Stock on a one-for-ten basis.

(11)
Includes 166,670  shares of Series D Preferred Stock, which are immediately convertible into 1,666,670 shares of Common Stock and excludes 1,666,700 Warrants to purchase Common Stock that are not exercisable within 60 days of April 5, 2010.

(12)
Includes 732,975 shares of Common Stock held by the Robert S. London TTEE London Family Trust, and 1,250,630 shares of Series A Preferred Stock held by the London Family Trust, which are immediately convertible into shares of Common Stock on a one-for-one basis.  Robert S. London has voting and dispositive power over the securities held by the Robert S. London TTEE London Family Trust. Mr. London disclaims beneficial ownership of the securities held by this entity except for his pecuniary interest therein.

(13)	Beneficial Ownership Includes:

Shares held by:	Common	Series A	Series B	Series C	Series D	Warrants exercisable within 60 days of April 5, 2010	Total
Cabernet Partners, LP	42,922	67,201	-	-		-	110,123
Chardonnay Partners, LP	20,626	42,663	-	-	44,615	-	107,904
Northwood Capital Partners, LP	445,827	264,843	-	44,615	598,473	-	1,353,758
Julie Berlacher	107,554	67,340	-	-		-	174,894
Lancaster Investment Partners, LP	-	-	-	22,307	438,588	-	460,895
Robert Berlacher-IRA	7,875	-	-	5,577	44,615	-	58,067
Total:	624,804	442,047	-	72,499	1,126,291	-	2,265,641

Beneficial Ownership Excludes (See the provisions in footnote 2):

Shares held by:	Common	Series A	Series B	Series C	Series D	Warrants not exercisable within 60 days of April 5, 2010	Total
Cabernet Partners, LP	-	83,424	-	-		-	83,424
Chardonnay Partners, LP	-	52,962	-	-	55,385	100,000	208,347
Northwood Capital Partners, LP	-	328,782	-	55,385	742,957	2,249,763	3,376,887
Julie Berlacher	-	83,598	-	-		50,000	133,598
VFT Special Assets		-	-	-		49,141	49,141
Lancaster Investment Partners, LP				27,693	544,472	1,674,727	2,246,892
Robert Berlacher-IRA				6,923	55,385	106,250	168,558
Robert Berlacher-director options	-	-	-	-		10,000	10,000
Total:	-	548,766	-	90,001	1,398,199	4,239,881	6,276,847

Robert Berlacher has voting and dispositive power over the securities held by Cabernet Partners, LP, Chardonnay Partners LP, Lancaster Investment Partners, LP and Northwood Capital Partners, LP.  Mr. Berlacher disclaims beneficial ownership of the shares held by Julie T. Berlacher, except for his pecuniary interest therein.  Mr. Berlacher served as a director of the Company between March 1, 2007 and October 25, 2007.

(14)
Includes 445,827 shares of Common Stock held by Northwood Capital Partners, LP and includes 442,047 shares of Series A Preferred Stock, 72,499 shares of Series C Preferred Stock, which are both immediately convertible into shares of Common Stock on a one-for-one basis, and 112,629 shares of Series D Preferred Stock, which are immediately convertible into 1,126,291 shares of Common Stock.  Excludes 57,050 shares of Series A Preferred Stock, 9,610 shares of Series C Preferred Stock, 12,891 shares of Series D Preferred Stock (convertible into 128,917 shares of Common Stock) and 2,249,763 warrants to purchase Common Stock held by Northwood Capital Partners, LP, which are not immediately convertible or exercisable into shares of Common Stock due to the provisions summarized in footnote 2 above. Robert Berlacher has voting and dispositive power over the securities held by Northwood Capital Partners, LP.  Mr. Berlacher served as a director of the Company between March 1, 2007 and October 25, 2007.

(15)	Beneficial Ownership Includes:

Shares held by:	Common	Series A	Series B	Series C	Series D	Warrants exercisable within 60 days of April 5, 2010	Total
EDJ Limited	75,457	33,563	-	15,273	203,436	-	327,729
Jeffrey Porter	13,125	-	-	-		-	13,125
Porter Partners, LP	310,127	140,851	-	66,182	1,061,019	-	1,578,179
Ben Joseph Partners	100,000	-	-	20,364	169,696	-	290,060
Porter Family Living Trust	7,554	30,736	-	-	31,281	-	69,571
Total:	506,263	205,150	-	101,819	1,465,432	-	2,278,664

Beneficial Ownership Excludes (See the provisions in footnote 2):

Shares held by:	Common	Series A	Series B	Series C	Series D	Warrants not exercisable within 60 days of April 5, 2010	Total
EDJ Limited	-	131,257	-	59,727	795,584	1,614,020	2,600,588
Porter Partners, LP	-	550,829	-	258,818	4,149,351	6,077,870	11,036,868
Ben Joseph Partners	-	-	-	79,636	663,634	933,330	1,676,600
Porter Family Living Trust	-	120,202	-	-	122,329	153,610	396,141
Total:	-	802,288	-	398,181	5,730,898	8,778,830	15,710,197

Jeffrey Porter has voting and dispositive power over the securities held by EDJ Limited, Porter Partners, LP, Ben Joseph Partners and the Porter Family Living Trust. Mr. Porter disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(16)	Beneficial Ownership Includes:

	Common	Series A	Series B	Series C	Series D	Warrants exercisable within 60 days of April 5, 2010	Total
Trellus Small Cap Opportunity Offshore Fund Limited	23,661	-	5,257	9,998	-	-	38,916
Trellus Partners II, LP	7,230	-	1,606	4,666	47,241	-	60,743
Trellus Small Cap Opportunity Fund, LP	38,838	-	8,629	23,329	94,483	-	165,279
Trellus Partners, LP	177,955	6,132	39,298	61,990	1,377,283	-	1,662,658
Trellus Offshore Fund, Ltd.	254,668	7,199	56,301	33,328		-	351,496
Total:	502,352	13,331	111,091	133,311	1,519,007	-	2,279,092

Beneficial Ownership Excludes (See the provisions in footnote 2):

	Common	Series A	Series B	Series C	Series D	Warrants not exercisable within 60 days of April 5, 2010	Total
Trellus Small Cap Opportunity Offshore Fund Limited	-	-	34,179	65,002		462,864	562,045
Trellus Partners II, LP	-	-	10,444	30,334	307,129	431,510	779,417
Trellus Small Cap Opportunity Fund, LP	-	-	56,101	151,671	614,257	948,024	1,770,053
Trellus Partners, LP	-	39,868	255,489	403,010	8,954,067	13,058,013	22,710,447
Trellus Offshore Fund, Ltd.	-	46,801	366,029	216,672		69,049	698,551
Total:	-	86,669	722,242	866,689	9,875,453	14,969,460	26,520,513

Adam Usdan has sole voting power and dispositive power over the securities held by Trellus Offshore Fund Ltd., Trellus Partners, L.P., Trellus Small Cap Opportunity Fund, L.P. Trellus Partners II, L.P. and Trellus Small Cap Opportunity Offshore Fund Limited.  Mr. Usdan disclaims beneficial ownership of the securities held by these entities except for his pecuniary interest therein.

(17)
Includes 8,491,530 shares of Common Stock and excludes 1,576,308 shares of Series A Preferred Stock, 150,000 shares of Series B Preferred Stock, 225,000 shares of Series C Preferred Stock and 607,177 shares of Series D Preferred Stock (convertible into 6,071,770 shares of Common Stock) all of which are not convertible due to the blocker provisions in footnote 2 above.

(18)
Includes 1,775,511 shares of Common Stock and excludes 457,743 shares of Series A Preferred Stock, 16,667 shares of Series B Preferred Stock, 225,000 shares of Series C Preferred Stock and 102,363 shares of Series D Preferred Stock (convertible into 1,023,630 shares of Common Stock) all of which are not convertible due to the blocker provisions in footnote 2 above.

(19)
Includes 133,340  shares of Series D Preferred Stock, which are immediately convertible into 1,333,400 shares of Common Stock on a one-for-ten basis and excludes 1,333,340 warrants to purchase Common Stock that are not exercisable within 60 days of April 5, 2010.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Board is elected annually to serve until the next annual meeting of stockholders and until the directors’ successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy Form is marked to the contrary, all proxies properly submitted electronically or validly executed hard copy proxies received by mail will be voted FOR the election of the five nominees named below. All five of the nominees named below are currently members of the Board.  While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors.

Directors Nominated For Re-Election

Name, Age and Occupation	Director Since	Present Term Expires

Jerry R. Welch (59)
Chief Executive Officer and Chairman of the Board

Mr. Welch joined the Company on September 5, 2006 as Chief Executive Officer. On January 29, 2007, Mr. Welch was also appointed to the role of Chairman of the Board. Mr. Welch was the Chairman of the Board of Picture People Inc., a chain of 320 portrait studios, from October 2005 until October 2006. From 1995 through 2005, Mr. Welch served as CEO of FAO Schwarz Inc. and its predecessor companies, which filed for reorganization under Chapter 11 of the United States Bankruptcy Code in January 2003 and in December 2003.

Mr. Welch’s intimate knowledge of the Company, by virtue of his service as Chief Executive Officer, enables him to provide valuable insight regarding our operations and personnel.  In addition, his extensive industry experience, coupled with previous service as an officer of a public company, brings valuable observations to the Board on a broad range of matters relating to company operations and regulatory issues.
	2006	2010

Joseph D. Hudgins (55)
Director, Compensation Committee Chairman

Mr. Hudgins has over 27 years experience in the banking industry. Mr. Hudgins is Executive Vice President of First National Bank of Pennsylvania in Sarasota, where he manages operations in Florida. Mr. Hudgins was Senior Vice President - Senior Commercial Real Estate Lender at First Third Bank of Florida from January 2005 to August 2005 and was President and Chief Executive Officer at First National Bank of Florida from January 2001 through December 2004. Mr. Hudgins was President of First National Bank of Florida (formerly known as West Coast Branch) from 1992 through 2003.

Mr. Hudgins’s extensive financial experience provides valuable insights to the Board.  In addition, his experience at several banking institutions enables him to share with the Board considerable knowledge regarding banking, finance and other industry trends.
2005	2010

Ernest W. Swift (64)
Director, Audit Committee Chairman

Mr. Swift is a Professor Emeritus of Finance at the J. Mack Robinson College of Business at Georgia State University, where he taught in the Finance Department for 27 years.  Since his retirement from Georgia State University in 2002, Mr. Swift has served as a Principal Consultant at Northern Light Consulting, a financial services training and consulting firm.

Mr. Swift’s extensive financial knowledge provides valuable insight and contribution to both the Audit Committee and the Board.  In addition, his experience at Northern Light Consulting provides the Board his insight into the financial services industry.
2007	2010

Bruce E. Terker (55)
Director, Compensation Committee Member

Mr. Terker is a co-founder and partner in Geewax, Terker and Company, a registered investment advisor catering to the institutional investor marketplace.  Mr. Terker is also founder of Ballyshannon Partners, L.P., a venture capital and private equity firm which was formed in 1993 and Odyssey Capital Group, a private equity and real estate firm formed in 1989.

Mr. Terker’s extensive financial, investment banking and private equity experience provides valuable insights to the Board, particularly in the realm of fundraising and corporate transactions.
2007	2010

Donald A. Harris (57)
Director, Audit Committee Member

Mr. Harris, a nominee for Director, has been the President of 1162 Management, the General Partner of 5 Star Partnership, a private equity firm, since June 2006. Prior to then, Mr. Harris was Chairman and Chief Executive Officer of UbiquiTel Inc., an exclusive provider of Sprint digital wireless mobility communications network products and services. Mr. Harris has more than 20 years of experience in the telecommunications industry, and is the former president of Comcast Cellular Communications, Inc. and a former senior vice president of Comcast Corporation. Mr. Harris is a graduate of the United States Military Academy at West Point and holds a Master of Business Administration degree from Columbia University.

Mr. Harris’ extensive financial and private equity experience provides valuable insights to the Audit Committee and the Board.  Further, his previous service as an officer of a public company brings valuable observations to the Board on a broad range of matters relating to public company regulatory matters.
2009	2010

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE FIVE NOMINEES TO THE COMPANY’S BOARD OF DIRECTORS TO HOLD OFFICE UNTIL THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL ONE).

PROPOSAL TWO - APPROVAL OF THE AMENDMENTS TO THE
2007 OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE BY 9,790,150 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE AND TRANSFER UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN AND TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT SHALL BE SUBJECT TO GRANTS UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN TO ANY INDIVIDUAL DURING 2010 TO 5,003,729 SHARES

On January 28, 2010, our Board adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”) that would increase the total number of shares of Common Stock authorized for issuance or transfer under the Plan from 4,009,850 shares to 13,800,000 shares, which is an increase of 9,790,150 shares.  In addition, on January 28, 2010, our Board approved, subject to stockholder approval at the Annual Meeting, the grant of stock options under the Plan to certain of the Company’s officers.  The Company’s officers received stock options to purchase an aggregate of 8,796,385 shares (“2010 Option Awards”), including a grant of an option to purchase 5,003,729 shares to Jerry R. Welch, our Chief Executive Officer (the “Welch Grant”).  In connection with the Welch Grant, our Board adopted, also subject to stockholder approval at the Annual Meeting, certain amendments to the Plan to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during the 2010 calendar year to 5,003,729 shares.  Our Board has directed that the proposal regarding the amendments to the Plan discussed herein should be submitted to our stockholders for their approval at the Annual Meeting.  Our stockholders are being asked to approve the amendments to the Plan.  A copy of the proposed amendments to the Plan are attached hereto as Exhibit A.

Stockholder approval of the amendments to the Plan to increase the shares authorized for issuance or transfer under the Plan and to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during the 2010 calendar year is being sought (i) so that compensation attributable to grants under the Plan may continue to qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of Section 162(m) under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) to approve the 2010 Option Awards, including the Welch Grant.

Our Board believes that the number of shares currently available for issuance or transfer under the Plan is insufficient in view of the 2010 Option Awards.  As previously discussed, the 2010 Option Awards are subject to stockholder approval of this Proposal Two.  Our Board has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the Plan. In addition, our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, advisors, consultants and non-employee directors the opportunity to acquire or increase their proprietary interests in us.

Section 4(b) of the Plan currently provides that the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in the Plan.  The Welch Grant exceeds the maximum annual individual allocation limit set forth in Section 4(b) of the Plan.  In addition to seeking stockholder approval of the increase in the number of shares as discussed above, notwithstanding the restriction set forth in Section 4(b) of the Plan, we are seeking stockholder approval of the Welch Grant and additional amendments to the Plan to increase the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan to any individual during the 2010 calendar year to 5,003,729 shares.

As of April 20, 2010, the Company had 3,427,638 options outstanding with a weighted average exercise price of $2.78 and a weighted average remaining term of 7.3 years.  If the stockholders do not approve the amendments to the Plan, the maximum aggregate number of shares of Common Stock that shall be subject to grants under the Plan shall remain 4,009,850 and the 2010 Option Awards will be null and void.

The material terms of the Plan are summarized below. A copy of the proposed amendments to the Plan is attached hereto as Exhibit A. The following summary of the Plan and the proposed amendments is not intended to be a complete description of the Plan. This summary is qualified in its entirety by the actual text of the Plan and the proposed amendments to which reference is made.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), (vi) dividend equivalents, and (vii) other stock-based awards.

The Plan currently authorizes 3,300,000 shares of Common Stock, plus a number of shares equal to the number of shares subject to outstanding grants under the Morgan Beaumont, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which, as of the Record Date, had 709,850 shares available for issuance, subject to adjustment in certain circumstances as described below. The Plan currently provides that the maximum aggregate number of shares of Common Stock with respect to which grants may be made to any individual during any calendar year is 1,000,000 shares, subject to adjustment in certain circumstances as described below

If and to the extent options (including options outstanding under the 2004 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards (including outstanding stock awards outstanding under the 2004 Plan), stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to grants under the Plan will become available again for issuance or transfer under the Plan.

Administration. The Plan will be administered and interpreted by the Compensation Committee of the Board (the “Compensation Committee”). However, our Board will approve and administer all grants made to non-employee directors. The Compensation Committee may delegate authority to administer the Plan to one or more subcommittees, as it deems appropriate.

The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Compensation Committee presently consists of Messrs. Hudgins and Terker, each of whom is a non-employee director of the Company.

Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. The Compensation Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of Common Stock that are subject to each grant.

Types of Awards.

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan must be equal to or greater than the last reported sale price of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of Common Stock on the date of grant.

The Compensation Committee will determine the term of each option which shall not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

                The Compensation Committee will determine the terms and conditions of options, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any options. If a grantee ceases to be employed by, or provide service to, us by reason of death or disability, all of the grantee’s options will become vested and exercisable in full at the time of the grantee’s death or disability.

The Compensation Committee will determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us for any reason other than disability, death, or termination for cause, the grantee’s options will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability or death, the grantee’s options will terminate one year following the date on which the grantee ceases to be employed by, or provide service to, us. In each case described above, the Compensation Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause, the grantee’s options will terminate immediately.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Common Stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines.

The Compensation Committee will determine the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Compensation Committee determines otherwise, a grantee will have the right to vote shares of Common Stock and to receive dividends paid on such shares during the restriction period. The Compensation Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to us.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share of Common Stock at a future date. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of Common Stock.

The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of Common Stock on the date of grant of the SAR. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any SARs. SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents in connection with stock units or other stock-based awards. Dividend equivalents are payable in cash or shares of Common Stock and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of Common Stock and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation. The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Compensation Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or in part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, stockholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Compensation Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Compensation Committee will certify and announce the results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,000,000 of such dividend equivalents during any calendar year.

Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control. Unless the Compensation Committee determines otherwise, effective upon the date of the change of control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Compensation Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of Common Stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate, or (iii) determine that outstanding options and SARS that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options. The Plan provides that no previously granted option may be repriced by Compensation Committee, nor may the Board amend the Plan to permit repricing of such previously granted options, without approval of our stockholders.  Our stockholders are being asked to consider and approve, pursuant to Proposal Three, an amendment to the Plan that would, upon approval of our stockholders, allow a one-time-only option repricing, pursuant to which the reduction in the exercise prices of certain outstanding incentive stock options held by our executive officers approved by the Board on January 28, 2010 would become effective.  See Proposal Three starting on page 21 for a more detailed discussion of this Proposal.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on January 17, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Stockholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan.

Grants under the Plan.  The following grants were made to our named executive officers under the Plan:

•
On January 28, 2010, the Compensation Committee recommended to the Board and the Board approved the grant of stock options under the Plan to Jerry R. Welch, our Chief Executive Officer, Raymond P. Springer, our Chief Financial Officer, and Daniel Davis, our Chief Technology Officer, who are the named executive officers of the Company (the “2010 Executive Options”). Messrs. Welch, Springer and Davis were awarded options to purchase 5,003,279 shares, 927,156 shares, and 834,250 shares, respectively, with a term of ten years at an exercise price of $0.50 per share.  The 2010 Executive Options will be treated as ISOs to the extent permitted by applicable regulations. The 2010 Executive Options with will vest at the rate of 10% on April 28, 2010, and 10% will vest every 3 months thereafter on the 28th of that month beginning on July 28, 2010.  The stock options are granted subject to approval of Proposal Two by a majority of the Company stockholders at the Annual Meeting.

•
On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Welch options to purchase an aggregate of 250,000 shares at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $143,840.  Options to purchase 50,000 shares vested on the anniversary date of the grant and options to purchase 50,000 shares will vest monthly over the 12 months beginning March 31, 2010.  The vesting of the remaining options to purchase 150,000 shares was conditional on the Company having positive EBITDA in any month prior to September 30, 2009.  Because the Company did not meet certain EBITDA targets as of September 30, 2009, Mr. Welch forfeited his right to options to purchase 150,000 shares.  Accordingly, this option entitles Mr. Welch to purchase an aggregate of 100,000 shares at an exercise price of $1.00 per share, subject to the vesting conditions described above.

•
On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Springer options to purchase an aggregate of 50,000 shares at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $28,768.  Options to purchase 25,000 shares vested on the anniversary date of the grant.  Options to purchase the remaining 25,000 shares will vest monthly thereafter over the 12 months beginning March 31, 2010.

•
On January 29, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Davis options to purchase an aggregate of 30,000 shares at an exercise price of $1.02 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $29,623.  Options to purchase 15,000 shares vested on the anniversary date of the grant.  Options to purchase the remaining 25,000 shares will vest monthly thereafter over the 12 months beginning March 31, 2010.

•
On January 24, 2008, the Compensation Committee recommended to the Board and the Board approved the grant of stock options under the Plan to Messrs. Welch, Springer and Davis (the “2008 Executive Options”).  Messrs. Welch, Springer and Davis were awarded options to purchase 95,000 shares, 45,000 shares and 22,500 shares, respectively, of nonqualified stock options with a term of ten years at an exercise price of $4.00 per share.  Of the 2008 Executive Options granted to Messrs. Welch and Springer, 17/28ths of the shares vested on January 28, 2008, and options to purchase the remaining shares will vest at the rate of 1/28th on the last day of each calendar month thereafter.  Of the 2008 Executive Options with respect to Mr. Davis, 1/3rd of the shares vested on January 24, 2009, and options to purchase the remaining shares will vest at the rate of 1/36th on the 24th day of each calendar month thereafter for 24 months.

•
On August 8, 2007, the Compensation Committee recommended to the Board and the Board granted options to Mr. Davis to purchase 15,000 shares of Common Stock at an exercise price of $3.30 per share.  One third of the options vested on August 8, 2008 and 1/24th of the remaining options will vest on the 8th day of each month following the first anniversary of the date of grant.

•
On July 12, 2007, the Compensation Committee recommended to the Board and the Board granted options to Messrs. Welch and Springer to purchase 197,855 and 93,108 shares of Common Stock, respectively.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements, have an exercise price of $3.40 per share and are all vested as of December 31, 2008.

•
On January 18, 2007, the Compensation Committee recommended to the Board and the Board granted options respectively to Messrs. Welch, Springer and Davis to purchase 603,416, 283,960 and 60,000 shares of Common Stock, respectively.  Mr. Welch’s and Mr. Springer’s option grants were made pursuant to their respective employment agreements, have an exercise price of $1.50 per share and all vested as of December 31, 2008. Mr. Davis’s options are exercisable at $1.50 per share with 1/3 of the options vested on January 18, 2008 and 1/36 of the options vesting on the 18th day of each of the following 24 months.

New Plan Benefits

Except with respect to the 2010 Option Awards, which are described above and in the table below, grants under the Plan are made at the discretion of the Compensation Committee.  Therefore, other benefits and amounts that will be received or allocated under the Plan are not determinable at this time.

NEW PLAN BENEFITS
2007 OMNIBUS EQUITY COMPENSATION PLAN

Name and Position	Number of Shares Issuable Upon Exercise
Jerry R. Welch, Chief Executive Officer and Chairman of the Board	5,003,729
Raymond P. Springer, Chief Financial Officer	927,156
Daniel Davis, Chief Technology Officer	834,250
All current executive officers as a group (3 persons)	6,765,135
All current directors who are not executive officers as a group (4 persons)	-
All non-executive officer employees as a group (5 persons)	2,031,250
Total	8,796,385

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Common Stock or payment of cash under the Plan. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)  If shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)  If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2007 OMNIBUS EQUITY COMPENSATION PLAN TO INCREASE BY 9,790,150 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE AND TRANSFER UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN AND TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT SHALL BE SUBJECT TO GRANTS UNDER THE 2007 OMNIBUS EQUITY COMPENSATION PLAN TO ANY INDIVIDUAL DURING 2010 TO 5,003,729 SHARES (PROPOSAL TWO).

PROPOSAL THREE - APPROVAL OF AN AMENDMENT TO THE 2007 EQUITY COMPENSATION PLAN TO ALLOW A ONE-TIME REPRICING OF 2,003,615 INCENTIVE STOCK OPTIONS PREVIOUSLY GRANTED BY THE COMPANY TO ITS OFFICERS

On January 28, 2010, our Board resolved to amend the Plan to permit a one-time-only repricing to reduce the exercise prices for 2,003,615 incentive stock options previously granted under the Plan by the Company to eight of our executive officers (the “Repricing”), which will reduce the exercise price of such incentive stock options from exercise prices averaging $2.35 per share to $0.50 per share, subject to approval of a majority of the Company’s stockholders at the Annual Meeting.

We believe that options are a critical tool to align our officers’ interests with those of our stockholders and comprise an important compensation and incentive element for our executive officer compensation program.  We have historically granted options to our executive officers to incentivize, reward and motivate their performance and to encourage them to continue their employment with us.  We believe that an effective and competitive employee incentive program is imperative for the future growth and success of our business.  Since the outstanding incentive stock options subject to the Repricing, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our Common Stock, our Board believes these options may not effectively retain and motivate our officers and are unlikely to be exercised in the near future.  Accordingly, the Board has deemed it to be in the best interests of the Company and its stockholders to reduce the per share exercise prices of certain incentive stock options granted to our officers under the Plan. By undertaking the Repricing, we intend to create better incentives for the affected officers to remain with us to achieve the results for which the stock options were originally granted and to work on creating stockholder value.  In effect, the Repricing will enable us to more closely align the exercise prices of previously granted options with the current value of our Common Stock, so that these outstanding options once again become important tools to help motivate and retain our existing officers by maintaining the competitiveness of our equity compensation program.

Section 18(b) of the Plan does not permit the Board to modify the exercise price of previously issued grants unless amended by the approval of a majority of the Company’s stockholders.  In order to permit us to implement the Repricing in compliance with the Plan and applicable OTC Bulletin rules, our Board approved an amendment to the Plan, subject to approval of the amendment by our stockholders.  We are seeking stockholder approval to amend the Plan to allow for the Repricing.  The amendment would add revise Section 18(b) of the Plan and read in its entirety as follows:

“(b)  No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. An adjustment to an Option pursuant to Section 4(c) above shall not constitute a repricing of the Option.  Notwithstanding the foregoing, upon approval of the Company’s stockholders at its 2010 Annual Meeting of Stockholders, the repricing of certain outstanding Incentive Stock Options approved by the Board on January 28, 2010 shall become effective, such that Incentive Stock Options held by certain officers with an Exercise Price greater than $0.50 per share of Company Stock shall be amended to have an Exercise Price of $0.50 per share of Company Stock, which was greater than the Fair Market Value of a share of Company Stock on January 28, 2010.”

Effective upon approval of a majority of the Company’s stockholders, each outstanding incentive stock option grant agreement dated prior to January 28, 2010 (the “Agreements”) by and between the Company and one of the eight officers of the Company will be amended such that (i) the exercise price on each Agreement will be reduced to $0.50 per share and (ii) each incentive stock option to purchase a share of Common Stock will be converted into a nonqualified stock option. The total number of incentive stock options subject to the Agreements is 2,003,615. The market price of our Common Stock on January 28, 2010 was $0.10.  The additional value to be recorded as compensation expense as a result of this modification to the stock options, using the Black-Scholes option pricing model, amounts to $17,409. All other terms and provisions of the Agreements shall continue in full force and effect.

The following table shows the number of options outstanding and impacted by the Repricing in each stated exercise price range.

Number of options	Price range
1,267,652	$0.75-$1.50
683,463	$2.30-$4.00
52,500	$5.80-$11.00
2,003,615

The following table provides the total number of options and value of the affected stock options as computed using Black-Scholes and the existing strike prices and the value of the stock options using the strike price of $0.50 per the amendment.

			Valuation
Officer	Position	Options	Existing	Amended	Additional Value
Jerry Welch	CEO	996,271	$ 79,497	$ 87,469	$ 7,972
Raymond Springer	CFO	472,844	$ 37,753	$ 41,514	$ 3,761
Jerome Kollar	VP Finance	175,750	$ 13,434	$ 15,431	$ 1,997
Daniel Davis	CTO	165,750	$ 12,703	$ 14,552	$ 1,849
Karen Sobie	VP Sales	60,750	$ 4,714	$ 5,334	$ 620
Kay Houston	VP Human Resources	53,250	$ 4,188	$ 4,675	$ 487
Clare Morgan	VP Marketing	53,250	$ 4,169	$ 4,675	$ 506
Ken Lawson	VP Compliance	25,750	$ 2,044	$ 2,261	$ 217
		2,003,615	$ 158,502	$ 175,911	$ 17,409

If the Repricing does not become effective, the 2,003,615 incentive options subject to the Repricing will revert back to their original terms, except that such incentive stock options will be converted to nonqualified stock options and each option that was subject to the Repricing will have an exercise price equal to the higher of the original exercise price or the closing price of a share of Company Common Stock on the date of the Annual Meeting.  The Company has already obtained approval from the affected officers indicating their consent to the conversion of their incentive stock options to nonqualified stock options, whether or not the Repricing is approved by our stockholders.  Under section 409A of the Code, even if the stockholders do not approve the Repricing, the reversion of the incentive stock options subject to the Repricing will be treated as a new grant of those options.  In order to avoid possible adverse tax consequences under section 409A of the Code, including immediate taxation on the applicable option vesting date of the difference between the exercise price and the fair market value of the stock on the applicable vesting date, plus a 20% penalty tax on that amount, if our stockholders do not approve the Repricing, the exercise price of each reverted option subject to the Repricing shall equal the higher of the original exercise price or the closing price of a share of Company Common Stock on the date of the Annual Meeting.

Summary of the Material Features of the Plan

A summary of the material terms of the Plan, as proposed to be amended, is set forth in Proposal Two.  A copy of the proposed amendments to the Plan to allow the one-time-only Repricing is attached hereto as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REPRICING OF 2,003,615 INCENTIVE STOCK OPTION GRANTS PREVIOUSLY GRANTED BY THE COMPANY TO ITS OFFICERS (PROPOSAL THREE)

PROPOSAL FOUR - RATIFICATION OF THE APPOINTMENT OF BAUMANN, RAYMONDO & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 1, 2011 .

On September 30, 2009, the Audit Committee of the Board (the “Audit Committee”) recommended to the Board and the Board resolved to hire Baumann, Raymondo & Company, P.A, and dismiss Kingery & Crouse, P.A. as our independent registered public accounting firm responsible for the independent audit of our financial statements for the fiscal year ended January 2, 2010. There were no disagreements between Kingery & Crouse, P.A. and the Company. A representative of Baumann, Raymondo & Company, P.A. is expected to be present at the Annual Meeting.  This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND RELATED FEES

For the fiscal years ended January 2, 2010 and January 3, 2009, Baumann, Raymondo & Company, P.A. and Kingery & Crouse, P.A. billed the approximate fees set forth below:

	2009	2008
Audit Fees	$113,500	$130,000
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$113,500	$130,000

Audit Fees

The aggregate fees billed to us by Baumann, Raymondo & Company, P.A. for the performance of the integrated audit of our fiscal 2009 consolidated financial statements as of January 2, 2010, the audit of our wholly owned subsidiary for the fiscal year ended January 2, 2010 were approximately $85,000. The aggregate fees billed to us by Kingery & Crouse, P.A. for the performance of the audit, review of our financial statements, assistance with and review of documents filed with the SEC during 2009 and 2008 were approximately $28,500 and $130,000, respectively.

Audit-Related Fees

There were no audit-related fees.

Tax Fees

There were no tax-related fees.

All Other Fees

There were no other fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. We will not engage our independent registered public accounting firm to render audit or non-audit services unless (i) the service and the related fee are specifically approved in advance by the Audit Committee or (ii) the Audit Committee pre-approves specifically described types of services that are expected to be provided to us by our independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAUMANN, RAYMONDO & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
JANUARY 1, 2011 (PROPOSAL FOUR)

PROPOSAL FIVE - AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, PURSUANT TO WHICH ANY WHOLE NUMBER OF OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK BETWEEN AND INCLUDING 10 AND 20, WOULD BE COMBINED INTO ONE SHARE OF SUCH STOCK, AND TO AUTHORIZE THE BOARD TO SELECT AND FILE ONE SUCH AMENDMENT WHICH WOULD EFFECT THE REVERSE STOCK SPLIT WITHIN SUCH RANGE

GENERAL

The Board has approved and is recommending to stockholders a proposal to amend the Company’s Articles of Incorporation to affect a reverse stock split of all outstanding shares of Common Stock at an exchange ratio of one for an as-yet-to-be-determined number between and including 10 and 20.

PURPOSES AND EFFECTS OF THE PROPOSAL

The Board elects to affect a reverse stock split following stockholder approval, the number of issued and outstanding shares of Common Stock and the number of shares of Common Stock reserved for issuance upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, along with the number of shares of Common Stock reserved for issuance upon the exercise of all outstanding warrants and outstanding options.  In addition, the Common Stock reserved under the Plan, as may be amended by Proposal 2 and Proposal 3, would be reduced accordingly. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.  Proportionate voting rights and other rights and preferences of the holders of Common Stock and each share of Preferred Stock will not be affected by the proposed reverse stock split.  For example, a holder of 2% of the voting power of the outstanding shares of Common Stock and Preferred Stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of Common Stock (on an as-converted basis) immediately after the reverse stock split.  The number of stockholders of record also will not be affected by the proposed reverse stock split.  The par value of the Common Stock would remain unchanged at $0.001 per share.  The amendment would not change the number of authorized shares of Common Stock or Preferred Stock.

The Board believes that we should implement a reverse stock split in order to reduce the number of our issued and outstanding Common Stock, including all Common Stock reserved for issuance upon conversion of the Preferred Stock along with all Common Stock reserved for issuance upon exercise of outstanding warrants and options.

In addition, if the stockholders approve the reverse stock split, the Board believes that the resulting reduction in the number of outstanding shares of Common Stock may encourage greater interest in the Common Stock by the investment community.  The current market price of the Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public.  Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of the Common Stock. The Board believes that if the reverse stock split has the effect of increasing the trading price of the Common Stock, the investment community may find the Common Stock to be more attractive, which could promote greater liquidity for our existing stockholders.

Although the Board expects that a reverse stock split of the Common Stock will increase the market price of the Common Stock, the Company cannot be certain whether the reverse stock split would increase the trading price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the trading price per share of Common Stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding or reserved for issuance before the reverse stock split; and

•	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower-priced stocks.

The market price of the Common Stock would also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

If the reverse stock split successfully increases the per share price of the Common Stock, the Board further believes such increase may facilitate future financings by the Company and enhance our ability to attract and retain employees and other service providers. It should be noted that the liquidity of the Common Stock may be harmed by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As stated above, although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, the number of authorized shares of Common Stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

The following table (which assumes that stockholders will adopt Proposal Two) contains approximate information relating to the Common Stock under each of the proposed reverse split ratios based on share information as of April 9, 2010:

	Pre Reverse Split	1 for 10	1 for 11	1 for 12	1 for 13	1 for 14
Outstanding Common Stock	21,244,410	2,124,441	1,931,310	1,770,368	1,634,185	1,517,458
Series A Preferred Stock dividends that are to be paid in Common Stock	391,565	39,157	35,597	32,630	30,120	27,969
Common Stock underlying certain warrants	44,946,931	4,494,693	4,086,085	3,745,578	3,457,456	3,210,495
Common Stock reserved for issuance upon conversion of the Preferred Stock	55,856,364	5,585,636	5,077,851	4,654,697	4,296,643	3,989,740
Reserved shares of Common Stock underlying options previously granted under the 2007 Omnibus Equity Compensation Plan.	3,428,138	342,814	311,649	285,678	263,703	244,867
Reserved shares of Common Stock underlying options granted under the 2007 Omnibus Equity Compensation Plan, subject to stockholder approval of Proposal Three.	8,796,385	879,639	799,671	733,032	676,645	628,313
Reserved shares of Common Stock for issuance under future grants under the 2007 Omnibus Equity Compensation Plan, subject to stockholder approval of Proposals Two and Three.	1,575,477	157,548	143,225	131,290	121,191	112,534
	136,239,270	13,623,927	12,385,388	11,353,273	10,479,944	9,731,376

	1 for 15	1 for 16	1 for 17	1 for 18	1 for 19	1 for 20
Outstanding Common Stock	1,416,294	1,327,776	1,249,671	1,180,245	1,118,127	1,062,221
Series A Preferred Stock dividends that are to be paid in Common Stock	26,104	24,473	23,033	21,754	20,609	19,578
Common Stock underlying certain warrants	2,996,462	2,809,183	2,643,937	2,497,052	2,365,628	2,247,347
Common Stock reserved for issuance upon conversion of the Preferred Stock	3,723,758	3,491,023	3,285,668	3,103,131	2,939,809	2,792,818
Reserved shares of Common Stock underlying options previously granted under the 2007 Omnibus Equity Compensation Plan.	228,543	214,259	201,655	190,452	180,428	171,407
Reserved shares of Common Stock underlying options granted under the 2007 Omnibus Equity Compensation Plan, subject to stockholder approval of Proposal Three.	586,426	549,774	517,434	488,688	462,968	439,819
Reserved shares of Common Stock for issuance under future grants under the 2007 Omnibus Equity Compensation Plan, subject to stockholder approval of Proposals Two and Three.	105,032	98,467	92,675	87,527	82,920	78,774
	9,082,618	8,514,954	8,014,075	7,568,848	7,170,488	6,811,964

NO FRACTIONAL SHARES

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by the reverse-split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of Common Stock on the trading day immediately preceding the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

OTHER EFFECTS OF THE PROPOSAL

The Company has various outstanding series of Preferred Stock, stock options and warrants. Under the terms of these securities, when the reverse split becomes effective, the number of shares underlying each of such securities will be decreased and the conversion or exercise price per share will be increased in accordance with the exchange ratio of the reverse split.

Upon receiving stockholder approval, the Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of Common Stock, any number between and including 10 and 20, which will be combined into one share of Common Stock. The Board believes that stockholder approval of Proposal Five granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

Article 3 of the Company’s Articles of Incorporation would be amended to read as follows:

“3. SHARES:	The number of shares the corporation is authorized to issue is:
(i)	200,000,000 shares of common stock with a par value of $0.001 per share; and
(ii)
25,000,000 shares of preferred stock with a par value of $0.001 per share. The corporation may issue one or more series of preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of the corporation's directors. The preferred shares may have special rights and preferences which may include special voting rights, special rights with respect to the payment of dividends, conversion rights, rights of redemption, sinking funds, and special rights in the event of liquidation, as the board of directors of the corporation may determine. These rights and preferences will be determined by the corporation's board of directors at the time of issue.

Effective as of the date of this Certificate of Amendment, all outstanding shares of common stock of the corporation automatically shall undergo a [to be determined by the Board of Directors]-for-[to be determined by the Board of Directors] reverse stock split (the “Reverse Split”) without the necessity of any further action on the part of the holders thereof or the corporation.

If the proposed amendment to our Articles of Incorporation as outlined in this Proposal Five is approved by the stockholders, the Board will cause the Certificate of Amendment reflecting the adopted amendment to be filed with the Secretary of State of Nevada. The Certificate of Amendment will be effective upon its filing. If the stockholders do not adopt this proposal, the Certificate of Amendment will not be filed.

Please note that, if approved by the stockholders, and following such stockholder approval the Board determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the Certificate of Amendment as filed will contain the number of shares selected by the Board of Directors within the limits set forth in this Proposal Five to be combined into one share of Common Stock.

VOTE REQUIRED

Under applicable Nevada law, the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company’s Articles of Incorporation to effect a reverse stock split of all outstanding shares of Common Stock at an exchange ratio of one-for-an as-yet-to-be-determined number between and including 10 and 20, to decrease the number of issued and outstanding shares of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, PURSUANT TO WHICH ANY WHOLE NUMBER OF OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK BETWEEN AND INCLUDING 10 TO 20 WOULD BE COMBINED INTO ONE SHARE OF SUCH STOCK, AND TO AUTHORIZE THE BOARD TO SELECT AND FILE ONE SUCH AMENDMENT THAT WOULD EFFECT THE REVERSE STOCK SPLIT WITHIN SUCH RANGE. (PROPOSAL FIVE)

CORPORATE GOVERNANCE

Board Matters

The Board has determined that Messrs. Hudgins, Harris and Swift are “independent” directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. In fiscal 2009, the Board met 8 times. Each director attended over 75% of the Board meetings and attended all applicable committee meetings in fiscal 2009. Directors are not expected to attend the Annual Meeting of stockholders. None of the Directors attended our annual meeting last year.

Committees of the Board of Directors

The Board has a standing Audit Committee and a standing Compensation Committee.

Audit Committee

The primary function of the Audit Committee as stated in its charter is to assist the Board in fulfilling its oversight responsibilities relating to monitoring the quality, reliability and integrity of our external financial reporting process, the adequacy of our internal controls particularly with respect to our compliance with legal and regulatory requirements and corporate policy, and the independence and performance of our registered public accounting firm who is ultimately accountable to, and must report directly to, the Audit Committee. The Audit Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab, without charge.

The Audit Committee met four times in fiscal year 2009. The current members of the Audit Committee are Messrs. Ernest Swift, Chairman, and Don Harris.  Both members of the Audit Committee are “independent” as independence is defined in Rule 4200(a)(15) of the NASD listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the SEC. Mr. Swift has been determined by the Audit Committee to be an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

Compensation Committee

The purpose of the Compensation Committee is to assist the Board in its entirety in carrying out its responsibilities with respect to (a) employee compensation programs (b) executive compensation programs and (c) director compensation programs.  The Compensation Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab, without charge.

The current members of the Compensation Committee are Messrs. Joseph Hudgins, Chairman and Bruce Terker.  Messrs. Hudgins and Terker are independent within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the SEC and the NASD, respectively.  The Compensation Committee met one time during the 2009 fiscal year.

Director Nomination Process

We do not have a standing nominating committee or a charter with respect to the nominating process.  The Board believes that it is not necessary to have such a committee because its size and composition allow it to adequately identify and evaluate qualified candidates for directors.  By resolution, the Board has adopted a policy regarding director nominations.  Under this policy, a majority of our independent directors, within the meaning of Rule 10A-3(b)(1)(ii) and Rule 4200(a)(15) promulgated by the SEC and the NASD, respectively, consider and recommend to the whole Board the potential director nominees.  Our independent directors standing for re-election are Messrs. Harris, Hudgins, Swift and Terker.

The Board will consider any candidate proposed in good faith by a stockholder.  To do so, the Board has adopted a resolution that requires a stockholder to timely submit to our secretary at the address set forth on the first page of this proxy statement the following:

●	the candidate’s name and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;
●	information about the relationship between the candidate and the nominating stockholder;
●	the consent of the candidate to serve as a director; and
●	proof of the number of shares of our Common Stock that the nominating stockholder owns and the length of time the shares have been owned.

To be timely, a stockholder’s nomination must be delivered to our Corporate Secretary at least 120 days before the anniversary date on which we first mailed our proxy materials for our prior year’s annual meeting of stockholders.

In considering candidates for nomination, the Board shall seek individuals who evidence strength of character, mature judgment and the ability to work collegially with others.  Furthermore, it is the policy of the Board that it endeavor to have directors who collectively possess a broad range of skills, expertise, industry and other knowledge and business and other experience useful to the effective oversight of our business; therefore, in considering whether to nominate a person for election as a director, the independent directors and the Board will consider, among other factors, the contribution such person can make to the collective competencies of the Board based on such person’s background.  In determining whether to nominate a current director for re-election, the Board will take into account these same criteria as well as the director’s past performance, including his or her participation in and contributions to the activities of the Board.

Although no formal diversity policy is in place, in performance of its nominating duties, the Board believes that the backgrounds and qualifications of the, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.  Therefore, the Board considers diversity in identifying nominees for directors.  In this regard, the Board views diversity in a broad sense, including on the basis of business experience, public service experience, gender and ethnicity.

Ethics Policy for Senior Officers

The Board has adopted an ethics policy for our senior officers, including our chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the ethics policy for senior officers can be obtained from our Internet web site at http://www.nfinanse.com, under the “Corporate Governance” tab, without charge.

Board Role in Risk Oversight

The Board regularly and continually receives information intended to apprise the Board of the strategic, operational, commercial, financial, legal, and compliance risks the Company faces.  Oversight of risk is an evolving process in which management continually seeks opportunities to further engrain enterprise risk management into business processes throughout the organization.  The Board actively encourages management to continue to drive this evolution.  While the Board has responsibility for oversight of the Company’s risk management practices, the Audit and Compensation Committees of the Board also have risk management oversight responsibilities. In particular, the Audit Committee focuses on financial risk, including internal controls. The Audit Committee receives, reviews and discusses regular reports from management concerning risk assessment and risk management policies and practices and mitigation initiatives, to assure that the risk management processes designed and implemented by the Company are adapted to the Company’s strategy and are functioning as expected.

In addition, as part of its compensation philosophy, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long-term business strategy and objectives. To meet its obligations under the SEC’s Enhanced Disclosure Rules, the Company undertook a process to assess to what extent risks arising from our compensation programs for employees are reasonably likely to have a material adverse effect on the Company. We concluded that it is not likely that our compensation policies will have such an effect.

Board Leadership Structure

The Chairman of our Board is also our Chief Executive Officer.  Our Board does not have a lead independent director.  We recognize the importance of independent Board leadership, and the Board’s guidelines require that the Board be composed of a majority of directors who qualify as independent directors under the applicable rules of the NASD and the SEC.  As Chief Executive Officer, Mr. Welch has responsibility for the day-to-day operation of the Company and for implementing the Company’s strategy.  Because the performance of the Company is an important part of the discussion at Board meetings, it is logical for Mr. Welch to chair this discussion.  Our Chairman and Chief Executive Officer roles are combined, which we believe provides a single point of accountability for the strategic direction of the Company.  In addition, we believe this facilitates more unified direction from the Board and senior management.  Messrs. Hudgins, Harris, Terker and Swift are independent directors, which provides for impartiality in Board decisions.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information regarding the compensation for 2009 and 2008 of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry R. Welch, Chief Executive Officer and Director	2009 2008	285,576 270,385	- 50,000	- -	57,536 869,728	- -	- -	21,176 17,738	364,288 1,207,851
Raymond P. Springer Chief Financial Officer	2009 2008	207,692 198,270	- 31,000	- -	28,792 410,551	- -	- -	20,538 27,173	257,022 666,994
Daniel Davis, Chief Technology Officer	2009 2008	207,963 181,346	40,000 16,000	- -	29,623 61,040	- -	- -	22,057 20,970	299,643 279,356

On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Welch 250,000 stock options at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $143,840. Options to purchase 50,000 shares will become fully vested on the anniversary date of the grant and 50,000 options will vest ratably over the 12 months beginning March 31, 2010. Of the final 150,000 options, 75,000 were to vest on the first anniversary date of the grant and 75,000 were to vest ratably over the 12 months beginning March, 2010, provided the Company has positive EBITDA in any month prior to September 30, 2009. The Company did not achieve positive EBITDA in any month prior to September 30, 2009 and thus Mr. Welch forfeited these options.

On February 23, 2009, the Compensation Committee recommended to the Board and the Board granted to Mr. Springer 50,000 stock options at an exercise price of $1.00 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $28,792.  The options will become fully vested in two years, with one half vesting on the anniversary date of the grant and 1/12 of the remaining grant vesting monthly thereafter.

On January 29, 2009 , the Compensation Committee recommended to the Board and the Board granted to Mr. Davis 30,000 stock options at an exercise price of $1.02 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of $29,623. The options become fully vested in two years; one-half vests on the anniversary date of the grant and 1/12 of the remaining grant vests monthly thereafter.

On December 15, 2008, Mr. Springer and Mr. Davis each received options to purchase 750 shares of Common Stock at an exercise price of $0.75. The options become fully vested in three years; one-third vests on December 16, 2009 and 1/24 of the remaining grant vests monthly thereafter.

On January 24, 2008, the Compensation Committee recommended to the Board and the Board granted options respectively to Messrs. Welch, Springer and Davis to purchase 95,000, 45,000 and 22,500 shares of Common Stock.  Mr. Welch’s and Mr. Springer’s option grants have an exercise price of $4.00 per share and are all vested as of December 31, 2008. Mr. Davis’s options are exercisable at $4.00 per share with one-third of the options vesting on January 24, 2009 and 1/24 of the remaining options vesting on the 24th day of each of the following 24 months.

In addition, pursuant to their respective employment agreements, Messrs. Welch and Springer received cash bonuses on June 20, 2008 of $50,000 and $32,000, respectively, for fiscal 2007. Mr. Davis received a cash bonus on June 20, 2008 of $16,000 for fiscal 2007 and a cash bonus on February 13, 2009 of $40,000 based on his agreement to remain in the employment of the Company through January 31, 2010.

“All Other Compensation” includes the amounts paid to or on behalf of each executive for health insurance, auto reimbursement, if any, imputed group term life insurance premiums and matching on our 401-K plan.

Other Compensation-Related Events in Fiscal Year 2010

On January 28, 2010, the Compensation Committee recommended to the Board and the Board granted to Messrs. Welch, Springer and Davis 5,003,279, 927,156 and 834,250 stock options, respectively, at an exercise price of $0.50 per share, which, using the Black-Scholes option pricing model, were valued at $439,307, $81,400 and $73,244, respectively. The options vest 10% on April 28, 2010 and each full quarter thereafter until fully vested.

On January 4, 2010, the Compensation Committee recommended to the Board and the Board resolved to amend Stock Option agreements previously awarded to Messrs. Welch, Springer and Davis totaling 996,271 shares, 472,844 shares and 165,750 shares, respectively. The amendment  of each agreement reduces the exercise price of such agreements to $0.50 per share, which, using the Black-Scholes option pricing model, increases the aggregate value of the options to each officer by $7,972, $3,761 and $1,849, respectively. No other provisions of the Stock Option Grants were modified.

Outstanding Equity Awards at Fiscal Year-End – 2009

            The following table provides details regarding outstanding equity awards for the named executive officers at December 31, 2009.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Jerry R. Welch,	62,500	37,500(1)		$ 0.50	02/22/19
Chief Executive Officer	95,000	-	-	$ 0.50	01/24/18
	197,855	-	-	$ 0.50	7/11/2017
	603,416	-	-	$ 0.50	1/7/2017

Raymond P. Springer,	31,250	18,750(1)		$ 0.50	2/22/2019
Chief Financial Officer	354	396(3)	-	$ 0.50	12/16/2018
	45,000	-	-	$ 0.50	1/24/2018
	93,108	-	-	$ 0.50	7/11/2017
	283,986	-	-	$ 0.50	1/7/2017

Daniel Davis,	20,000	10,000(2)		$ 0.50	1/28/2019
Chief Technology Officer	354	396(3)	-	$ 0.50	12/16/2018
	17,500	5,000(4)	-	$ 0.50	1/24/2018
	13,750	1,250(5)	-	$ 0.50	8/7/2017
	60,000	-	-	$ 0.50	1/17/2017
	17,500	-	-	$ 0.50	6/30/2011
	20,000	-	-	$ 0.50	7/17/2010

(1)
The options become fully vested in three years; one-third vests on February 22, 2010 and 1/24 of the remaining grant vests monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or death or total disability.

(2)	The options become fully vested in two years; one-half vests on the anniversary date of the grant and 1/12 of the remaining grant vests monthly thereafter.
(3)
The options become fully vested in three years; one-third vests on December 16, 2009 and 1/24 of the remaining grant vests monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or death or total disability.

(4)
The options become fully vested in three years; one-third vested on January 25, 2009 and 1/24 of the remaining grant vests monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or death or total disability.

(5)
The options become fully vested in three years; one-third vested on August 8, 2008 and 1/24 of the remaining grant vests monthly thereafter.  Notwithstanding the vesting schedule, the options will be immediately fully vested and exercisable in the event of a change in control and/or death or total disability.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The employment agreement with our Chief Executive Officer, Jerry R. Welch, had an initial term from September 5, 2006 to December 31, 2008 and provides him with a current annual salary of $275,000. The agreement is to be automatically renewed indefinitely for succeeding terms of two years unless otherwise terminated in accordance with the agreement. Additionally, Mr. Welch received the option to purchase approximately 603,400 shares of our Common Stock at an exercise price of $1.50 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $845,000. As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested. The grant was equal to 4.25% of the total of our then outstanding shares, options and warrants as of December 28, 2006 (the date we completed the permanent financing required for the grant of such options).

On July 12, 2007, Mr. Welch was awarded 197,855 stock options at an exercise price of $3.40 per share, which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $619,000.  As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested.   The grant was equal to approximately 4.25% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements.

The employment agreement with our Chief Financial Officer, Raymond Springer, has an initial term from September 5, 2006 to December 31, 2008 and provides him with a current annual salary of $200,000.  Additionally, Mr. Springer received the option to purchase approximately 284,000 shares of our Common Stock at an exercise price of $1.50 per share which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $400,000. As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested.  This grant was equal to 2.0% of the total of our then outstanding shares, options and warrants on December 28, 2006 (the date we completed the permanent financing required for the grant of such shares).

On July 12, 2007, Mr. Springer was awarded 93,108 stock options at an exercise price of $3.40 per share which, using the Black-Scholes option pricing model, were valued at an aggregate of approximately $291,000.  As of January 2, 2010, all of the options have vested and the aggregate value of the options was recognized as stock-based compensation expense on a straight line basis as the options vested.  The grant was equal to approximately 2.0% of the shares of our total stock and warrants issued under the June 29, 2007 Securities and Purchase Agreements.

To the extent the options described above are not previously exercised, the options terminate on the earlier of (i) the date ten years following the grant date or (ii) at the date 12 months following the cessation of Mr. Welch’s and/or Mr. Springer’s employment with us.

Both Mr. Welch and Mr. Springer also receive performance-based bonuses and certain medical and other benefits.  If we terminate Mr. Welch or Mr. Springer without cause, we will be required to pay severance to them in the amount of compensation and benefits they would have otherwise earned in the remaining term of their agreements or twelve months, whichever period is shorter.

COMPENSATION OF DIRECTORS - 2009

The following summary compensation table sets forth information concerning compensation for our Board of Directors for the year ended January 2, 2010.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joseph D. Hudgins	2009	$32,500		-	-	-	$ 32,500
Donald A. Harris	2009	$14,416	-	-	-	-	$ 14,416
Bruce E. Terker	2009	$34,000	-		-	-	$ 34,000
Ernest W. Swift	2009	$35,500	-	-	-	-	$ 35,500

Director Compensation

Nonemployee directors were paid a quarterly stipend of $6,250 in fiscal 2009, $750 per meeting attended and $500 per committee meeting attended.  In addition, each nonemployee director is entitled to receive annual option grants to purchase 10,000 shares of Common Stock. These grants are typically made immediately following the Annual Meeting with an exercise price equal to the fair market value on the date of grant.  For fiscal year 2009, these grants were not made until February 10, 2010 for 10,000 shares to each of the nonemployee directors with an exercise price equal to the closing price of our Common Stock on May 14, 2009 or $0.75 per share. The closing stock price on February, 2010 was $0.10 per share. Using the Black-Scholes option pricing model, each grant is valued at approximately $855.

During fiscal year 2009, our Board met 8 times.  The Audit Committee meets at least quarterly and the Compensation Committee meets as often as they deem necessary.

EQUITY COMPENSATION PLANS

The following table provides information concerning our equity compensation plans as of January 2, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securitiesremaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,012,638	$3.09	997,212
Equity compensation plans not approved by security holders	--	--	--
Total	3,012,638	$3.09	997,212

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a formal written charter and complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers (the “NASD”).  The Audit Committee charter is available for viewing online at http://www.nfinanse.com under the “Corporate Governance” tab.

In accordance with that charter and the independence criteria prescribed by applicable law and the rules and regulations of the SEC for audit committee membership, all of the members of the Audit Committee are independent directors as defined in NASD Marketplace Rule 4200(a)(15). Mr. Ernest Swift has been designated by the Board as an “audit committee financial expert” as defined by the Audit Committee’s charter in accordance with rules promulgated by the SEC.

The purposes of the Audit Committee are described in this Proxy Statement under the caption “Corporate Governance” and in the charter of the Audit Committee. In particular, it is our duty to review the accounting and financial reporting processes of the Company on behalf of the Board. In fulfilling our responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements to be contained in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2010 with the Company’s management and also with Baumann, Raymond & Company, P.A., the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has also discussed with Baumann, Raymondo & Company, P.A. the matters that are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 114, as amended. Furthermore, the Audit Committee has received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3600T of the Public Company Accounting Oversight Board, which adopts Independence Standards Board Standard No. 1 (independence discussions with audit committees), and has considered with Baumann, Raymondo & Company, P.A. whether the provision of non-audit services to the Company would be compatible with the auditors’ independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s earnings releases before issuance and the annual report on Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.

In reliance on these reviews, discussions and reports, the Audit Committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the SEC.

Date:  April 30, 2010

/s/ Ernest Swift, Chairman
/s/ Donald Harris

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Shares of Common Stock, Shares of Series C Convertible Preferred Stock, Shares of Series D Convertible Preferred Stock and Notes to Holders of 5% or More of our Securities and their Affiliates

Common Stock and Series C Convertible Preferred Stock Offering

During the period from March 31, 2008 through June 12, 2008, we entered into a series of purchase agreements and exchange agreements with certain accredited investors under which the Company ultimately issued and sold for an aggregate purchase price of $10,915,000 an aggregate of (i) 4,037,500 shares of Series C Preferred Stock, (ii) 1,420,000 shares of Common Stock and (iii) warrants to purchase 2,728,750 shares of Common Stock at $2.30 per share.  In addition, previously issued warrants held by participating investors were amended such that the exercise price per share of such investor’s warrants was reduced from $5.00 per share to $2.30 per share.

Original Loan and Security Agreement and Amended Loan and Security Agreement

On June 10, 2008 the Company and its wholly owned subsidiary, nFinanSe Payments Inc. (collectively, the “Borrowers”), entered into a Loan and Security Agreement (the “Original Loan Agreement” or “OLA”) and on November 26, 2008 entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Ballyshannon Partners, L.P., Ballyshannon Family Partnership, L.P., Midsummer  Investment, Ltd., Porter Partners, L.P. and Trellus Partners, L.P. (collectively, the Lenders”).  The Original Loan Agreement established a revolving credit facility in the maximum aggregate principal amount of $15,500,000 with the Borrowers’ obligations secured by a lien on substantially all of the Company’s assets.  Loans under the Original Loan Agreement will be used solely to make payments to card issuing banks for credit to stored value cards.  The Amended and Restated Loan Agreement modified the Original Loan Agreement by establishing a sub-commitment of $3,400,000, pursuant to which each Lender, in its sole discretion, may advance funds (each, an “Accommodation Loan”) that may be used by the Company for working capital expenditures, working capital needs and other general corporate purposes of the Company.

The Lenders received warrants dated July 21, 2008 entitling the Lenders to purchase up to an aggregate of 1,007,500 shares of Common Stock at an exercise price of $2.30 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.

As further consideration for providing the Accommodation Loans, the Company issued warrants (the “Accommodation Loan Warrants”) to the Accommodation Loan Lenders which entitle the Accommodation Loan Lenders to purchase that number of shares of Common Stock equal to 50% of the amount of such Accommodation Lender’s Accommodation Loans, at a per share price of $1.00, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.

On February 3, 2009, as consideration for providing commitments to the funding of the aforementioned Accommodation Loans, the Company amended certain warrant agreements held by the Accommodation Lenders such that the exercise prices of the warrants were reduced to $1.00 from stated exercise prices ranging from $2.00 to $2.30.

Accommodation Loan Notes

During the period from November 26, 2008 through April 1, 2009, the Company drew $3.4 million of Accommodation Notes under the Amended and Restated Loan Agreement and concurrently issued to the Accommodation Lenders (as such term is defined in the Original Loan Agreement) warrants entitling them to purchase an aggregate of 1,700,000 shares of Common Stock at an exercise price of $2.00 per share with an expiration date one year from issuance.  In addition, the warrants issued to the Accommodation Lenders under the Original Loan Agreement were re-priced from $2.30 to $1.00.  The values of the warrants were recorded as deferred financing costs and were being amortized to non-cash interest expense over a twelve-month period beginning in December 2008. In August 2009, the Accommodation Loans were exchanged for Series D Preferred Stock.  The unamortized balance of deferred financing costs as of the exchange date was recorded to additional paid-in-capital.  These warrants were subsequently re-priced to $0.01 as part of the Company’s August 2009 offering of Series D Preferred Stock.

Term Loan Notes

During the period from May 7, 2009 through August 7, 2009, the Company issued $2 million of Term Loan Notes  to several of our 5% or more stockholders. In connection with these loans, the Company issued warrants to Lenders, which, in the aggregate, entitled such Lenders to purchase an aggregate of 6,666,666 shares of Common Stock at a per share price of $0.30, which exercise price is subject to customary adjustments for common stock splits and reverse stock splits.  The value of the warrants was recorded to additional paid-in-capital as they were exchanged for Series D Preferred Stock.  These warrants were subsequently re-priced to $0.01 as part of the August 2009 Stock Purchase Agreements.

Series D Convertible Preferred Stock Offering

During the period from August 21, 2009 through December 1, 2009, we entered into a series of purchase agreements and exchange agreements with certain accredited investors under which the Company ultimately issued and sold for an aggregate purchase price of $12,995,514 an aggregate of (i) 433,184 shares of Series D Preferred Stock and (ii) warrants to purchase 43,318,400 shares of Common Stock at $0.01 per share.  In addition, all warrants held by participating investors were amended such that the exercise price per share of such investor’s warrants was reduced to $0.01 per share, if they invested at least $250,000 and to $0.30 per share if they invested between $100,000 and $249,999. The $12,995,514 purchase price consisted of $7,301,616 in cash and the exchange of Term Notes, Accommodation Notes and accrued interest payable thereon of $5,693,898.

Amendment of certain Warrant Agreements

On February 13, 2010, the Company amended warrants beneficially held by Mr. Bruce Terker, a member of our Board of Directors, to remove the blocker provisions and, in the case of warrants received in connection with the Series D Convertible Preferred offering, the provision that limited the ability to exercise the warrants until the first anniversary of their issuance. Concurrently, the Company amended the warrants received in connection with the Series D Preferred Stock offering beneficially held by Mr. Donald A. Harris, a member of our Board of Directors, to remove the provision that limited the ability to exercise the warrants until the first anniversary of their issuance. On March 16, 2010, Mr. Terker exercised 11,109,308 warrants on a cashless basis and received 9,998,377 shares of Common Stock. On March 23, 2010, Mr. Harris exercised 1,703,146 warrants and paid $17,031.46 in cash.

The following table sets forth as of March 9, 2010 the number of shares of Series C Stock and warrants sold on July 13, 2008; loan advances made on the Original Loan Agreement and warrants to purchase shares of Common Stock issued in connection with the loan advances; Accommodation Loans and warrants issued in connection with Accommodation Loans; Term Loan Notes and warrants issued in connection with Term Loans; and shares of Series D Preferred Stock and warrants sold on August 21, 2009 all which were sold to our 5% stockholders and their affiliates.  Mr. Bruce Terker, one of our directors, beneficially owns the shares held by Ballyshannon Partners L.P. and Ballyshannon Family Partnership, L.P.  Mr. Donald A. Harris, one of our directors, beneficially owns the shares held by Five Star Partnership, L.P.

Name	Shares of Series C Preferred Stock	July 2008 Warrants	Loan Advances on the OLA	Warrants issued in connection with the OLA	Warrants issued in connection with Accommodation Loans	Term Loans	Warrants issued in connection with the Term Loans	Shares of Series D Preferred Stock	Warrants issued in connection with the Series D
Northwood Capital Partners, LP	162,500	81,250				$450,000	1,499,999	242,449	2,424,490
Porter Partners, LP	500,000	250,000	$1,000,000	162,500	500,000	$171,000	570,000	719,633	7,196,330
Ballyshannon Partners, LP	225,000	112,500	$300,000	32,500	150,000	$693,000	2,310,000	607,177	6,071,770
Ballyshannon Family Partnership, LP	225,000	112,500	$100,000	32,500	50,000	200,000	666,666	102,363	1,023,630
Bruce E. Terker	875,000	437,500	$400,000	65,000	200,000	$993,000	3,309,999	755,179	7,551,790
Trellus Partners, LP	1,000,000	500,000	$2,000,000	455,000	1,000,000	$286,000	953,333	1,139,446	11,394,460
5 Star Partnership, LP						$100,000	333,333	122,398	1,223,980
Wistar Morris								133,333	1,333,330
Peter C. Morse								166,666	1,666,660

Placement Agent Arrangement

Collins Stewart LLC and Emerging Growth Equities, Ltd. (“ EGE”) acted as placement agents for the fiscal 2008 equity offerings of the Company and shared equally a $535,600 fee and a warrant to purchase 109,150 shares of Common Stock, exercisable at $2.53 per share and expiring on June 12, 2013.  Robert A. Berlacher, a former member of the Board and a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd., a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings, Ltd. or EGE related to the Company’s sale of securities.

Collins Stewart LLC and EGE acted as placement agents for the Original Loan Agreement and shared equally a $310,000 fee.  The placement agent fees for the credit facility are reflected in deferred financing costs.

EGE also acted as placement agent for the August 21, 2009 sale of Series D Preferred Stock and received a fee of $34,000.  Robert A. Berlacher received no compensation from EGE Holdings, Ltd. or EGE related to the Company’s sale of Series D Preferred Stock and warrants. Mr. Bruce Terker, a member of our Board, controls two entities that are investors in EGE Holdings, Ltd.

Other Related Party Transactions

On February 1, 2009, the Company completed a partial funding of collateral amounting to approximately $0.5 million (ultimately 10% of the face amount of the bonds issued) for performance bonds issued in connection with our state licensing efforts.  The collateral, in the form of a letter of credit arranged by Mr. Jeffrey Porter, was issued by a bank and placed with the insurance company that issued the various bonds aggregating to a face amount of approximately $10 million.  Mr. Porter entered into a Guarantee and Indemnification Agreement with the Company dated February 1, 2009. Mr. Porter receives 2% of the face amount of the letter of credit as compensation each quarter.

On February 1, 2010, the letter of credit arranged by Mr. Jeffery Porter was renewed for an additional one-year period. Concurrently with the renewal of the letter of credit, the Company and Mr. Porter renewed the Guarantee and Indemnification Agreement for an additional one-year period.  Compensation paid to Mr. Porter remained unchanged.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of our Common Stock to file initial reports of ownership (Form 3) and reports of changes in ownership of our Common Stock (Forms 4 and 5) with the SEC. These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from such, we believe that during our fiscal year ended January 2, 2010, certain reports on Forms 3 and 4 were filed late.  The following filings on Forms 3 and 4 represent late filings.

•	Daniel W. Davis: Form 4 filed on February 25, 2009 represents late filing for a report that should have been filed on February 2, 2009.
•	Jerome A. Kollar: Form 4 filed on February 25, 2009 represents late filing for a report that should have been filed on February 2, 2009.
•	Raymond P. Springer: Form 4 filed on March 2, 2009 represents late filing for a report that should have been filed on February 25, 2009.
•	Bruce E. Terker: Form 4 filed on March 8, 2010 represents late filing for a report that should have been filed on June 17, 2008.
•
Jerry R. Welch:  Form 4 filed on January 4, 2010 represents late filing for a report that should have been filed on December 30, 2009.  Form 4 filed on March 3, 2009 represents late filing for a report that should have been filed on February 25, 2009.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2011 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion in our proxy statement for our 2011 Annual Meeting of Stockholders, stockholder proposals must be prepared in accordance with the SEC’s proxy rules and received by our Corporate Secretary no later than February 17, 2011.

OTHER MATTERS

The cost of soliciting proxies will be borne by us. Proxies may be solicited by certain of our officers and employees personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

Although we know of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, we intend to avail ourselves, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any stockholder proposals presented at the meeting of which we have not received notice at least 45 days before the anniversary of the date on which we first mailed our proxy materials for last year’s annual meeting. We received no notice of any stockholder proposal by such date.

We may deliver only one copy of this Notice to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement. Stockholders residing at the same address may request delivery of only one copy of the Notice by directing a notice to our Secretary at our offices set forth on page 1 of the Proxy Statement. We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should also be directed to our Secretary at our offices set forth on page 1 of this Proxy Statement.

Electronic versions of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2009 are available at the SEC's website at http://www.sec.gov.  Additionally, upon request, we will furnish to record and beneficial holders of our common shares, free of charge, a copy of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2009. All requests should be directed to our Secretary at our offices set forth on page 1 of this Proxy Statement.

CONSENT TO ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Registered stockholders that wish to revoke their request for electronic delivery at any time without charge, should contact our Corporate Secretary, nFinanSe Inc., 3923 Coconut Palm Drive, Suite 107, Tampa, FL 33619 or contact us at (813) 367-4400.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update you electronic address by contacting your nominee.

By Order of the Board of Directors,
/s/ Raymond P. Springer
Raymond P. Springer, Secretary
April 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held June 17, 2010

This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/nfinanse/2010

Front Side of Proxy

NFINANSE INC. ANNUAL MEETING June 17, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond P. Springer, with power to appoint his substitute, as proxy of the undersigned and authorizes him to represent and vote, as designated below, all the shares of Common Stock of nFinanSe Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held on June 17, 2010, or any adjournment or postponement thereof.

This proxy will be voted in the manner directed herein and in accordance with the accompanying Proxy Statement.  Receipt of the Proxy Statement is hereby acknowledged.  If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5, which are being proposed by the Board of Directors of nFinanSe Inc.

The Board of Directors recommends that you vote FOR the approval of Proposals 1, 2, 3, 4 and 5.

(TO BE SIGNED ON THE REVERSE SIDE)

Back Side of Proxy

PLEASE MARK, DATE AND SIGN THIS PROXY

1.
To consider the election of five (5) directors to Company’s Board of Directors to hold office until the Company’s next annual meeting of stockholders (Proposal One):

NOMINEES: Jerry R. Welch, Joseph D. Hudgins, Ernest W. Swift, Bruce E. Terker and Donald A. Harris

	___ FOR ALL NOMINEES	___ WITHHOLD ALL NOMINEES

WITHHOLD for the following nominees only: (In the space provided below, write in the name of the nominee(s) for whom you wish to WITHHOLD:
________________________________________________________________________________

2.
To consider the approval of the amendments to the 2007 Omnibus Equity Compensation Plan to increase by 9,790,150 shares the number of shares of Common Stock authorized for issuance and transfer under the 2007 Omnibus Equity Compensation Plan and to increase the maximum aggregate number of shares of common stock that shall be subject to grants under the 2007 Omnibus Equity Compensation Plan to any individual during 2010 to 5,003,729 shares (Proposal Two);

	___ FOR	___ AGAINST	___ ABSTAIN

3
To consider the approval of an amendment to the 2007 Equity Compensation Plan to allow a one-time repricing of 2,003,615 incentive stock options previously granted by the Company to its officers (Proposal Three);

	___ FOR	___ AGAINST	___ ABSTAIN

4.
To consider the ratification of the appointment of Baumann, Raymondo & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2011 (Proposal Four);

	___ FOR	___ AGAINST	___ ABSTAIN

5.
To approve of an amendment to the Company’s Articles of Incorporation to effect a reverse stock split, pursuant to which any whole number of outstanding shares of Common Stock of between and including 10 and 20, would be combined into one share of such stock, and to authorize the Company’s Board of Directors to select and file one such amendment which would effect the reverse stock split within such range (Proposal Five).

	___ FOR	___ AGAINST	___ ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  The signature must be that of the stockholder himself, herself or itself. If shares are held jointly, each stockholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign the full partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated:_______________, 2010	(IMPORTANT: Please insert date.)

INDIVIDUAL OR JOINT HOLDER:		CORPORATE OR PARTNERSHIP HOLDER:

Signature:	__________________________	Company Name:	___________________________

Print Name Here:	__________________________	Signature:	___________________________
		Name:	___________________________
Signature (if jointly held):	__________________________	Title:	___________________________

Print Name Here (if jointly held):	__________________________

EXHIBIT A

1.	The first sentence of Section 4(a) of the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”) is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 13,800,000 shares, which include 709,850 shares subject to outstanding grants under the 2004 Plan as of the Effective Date, all of which may be used for grants of Incentive Stock Options.”

2.	The second sentence of Section 4(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“Except with respect to the Grant discussed below in Section 20, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described below.”

3.	Section 18(b) is hereby amended and restated in its entirety to read as follows:

“(b)           No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. An adjustment to an Option pursuant to Section 4(c) above shall not constitute a repricing of the Option.  Subject to stockholder approval, the Board approved a one-time repricing on January 28, 2010 (the “Repricing”) to permit the repricing of certain outstanding Incentive Options with an Exercise Price greater than $0.50 per share of Company Stock so that such Incentive Stock Options will have an Exercise Price of $0.50 per share of Company Stock, which is greater than the Fair Market Value of a share of Company Stock on January 28, 2010.  At the Company’s annual meeting on May 27, 2010, stockholder approval of the Repricing was obtained.”

4.	The following paragraph is added to the Plan as Section 20:

“Section 20.  2010 Grants to Individuals.  Notwithstanding the restrictions regarding Grants to any individual set forth in Section 4(b), the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during the 2010 calendar year shall be 5,003,729 shares. On January 28, 2010, subject to stockholder approval, the Board approved a Grant of 5,003,729 option shares to Jerry Welch (the “Welch Grant”), the Company’s Chief Executive Officer and Chairman of the Board.  At the Company’s annual meeting on May 27, 2010, stockholder approval of the Welch Grant was obtained.”